Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Management of Easterly Government Properties, Inc.

We have audited the accompanying statement of revenues and certain expenses of the Department of Veterans Affairs (VA) Ambulatory Care Center (“VA – Loma Linda,” the “Property”) for the period May 27, 2016 through December 31, 2016.

Management’s Responsibility for the Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Property’s preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the period May 27, 2016 through December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose financial statements were prepared in connection with Easterly Government Properties, Inc’s acquisition of VA – Loma Linda, as described in Note 2, for the purposes of complying with Rule 3-14 of the Securities and Exchange Commission’s Regulation S-X. These special purpose financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of VA – Loma Linda. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 28, 2017

VA – LOMA LINDA

STATEMENT OF REVENUES AND CERTAIN EXPENSES

(dollars in thousands)

	Three Months Ended	Period Ended
	March 31, 2017	December 31, 2016*
	(unaudited)
Revenues
Rental income	$3,653	$8,720
Tenant reimbursements	95	368
Other income	3	28
Total revenues	$3,751	$9,116

Certain expenses
Property operating	339	837
Real estate taxes	413	1,005
Total certain expenses	752	1,842

Revenues in excess of certain expenses	$2,999	$7,274

* The VA - Loma Linda lease commenced on May 27, 2016, upon completion of construction. As such the statement of revenues and certain expenses for the period ended December 31, 2016 reflects operations for the period from May 27, 2016, the date of commencement of the lease, through December 31, 2016.

The accompanying notes are an integral part of the statement of revenues and certain expenses.

VA – Loma Linda

Notes to the Statement of Revenues and Certain Expenses

(dollars in thousands)

Note 1 – Organization and Nature of Business

On June 1, 2017, Easterly Government Properties, Inc. (together with its consolidated subsidiaries, the “Company”) completed the acquisition of the Department of Veterans Affairs (VA) Ambulatory Care Center located in Loma Linda, California (“VA - Loma Linda”) by acquiring 100% of the membership interest of WI Loma Linda, LLC from unaffiliated third parties.  VA – Loma Linda is a 327,614 rentable square foot state-of-the-art ambulatory care facility, constructed in 2016 and 100% leased to the U.S. Government through the VA. The accompanying statement of revenues and certain expenses (the “Statement”) relate to the operations of VA – Loma Linda.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The statement relates to VA – Loma Linda and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of VA – Loma Linda for the three months ended March 31, 2017 (unaudited) or for the period ended December 31, 2016, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations of VA – Loma Linda:

•	depreciation and amortization,
•	interest income and expense,
•	amortization of above and below market leases, and
•	other miscellaneous revenues and expenses not directly related to the proposed future operations of VA – Loma Linda.

Since VA – Loma Linda was acquired from an unrelated third party, the Statement has been prepared for the most recent fiscal year and most recent interim period.

Revenue Recognition

Rental income is recognized on the straight-line basis over the term of the related lease when collectability is reasonably assured. The straight-line rent adjustment increased revenue for VA – Loma Linda by approximately $0.7 million and $1.6 million in the three months ended March 31, 2017 (unaudited) and the period ended December 31, 2016, respectively.

Tenant reimbursements include amounts due from tenants for real estate taxes and other reimbursements. Real estate taxes over the base year are reimbursed by the tenant and are recognized as revenues in the period during which the revenues are earned.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the accompanying Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Unaudited Interim Statement

The statement of revenues and certain expenses for the three months ended March 31, 2017 is unaudited. In the opinion of management, this statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

VA – Loma Linda

Notes to the Statement of Revenues and Certain Expenses

(dollars in thousands)

Note 3 – Operating Lease

VA – Loma Linda is 100% leased to the U.S. Government through the VA under a non-cancelable operating lease that expires in 2036, which is subject to various escalation clauses. Minimum future rentals for non-cancelable lease terms at December 31, 2016 are as follows (unaudited):

Minimum
Year	Rent
2017	$11,939
2018	11,939
2019	14,244
2020	15,801
2021	15,801
Thereafter	215,390
Total	$285,114

Total minimum future rentals presented above do not include amounts to be received as tenant reimbursements, straight-line rent adjustments, or other income.

Note 4 – Subsequent Events

Management has evaluated subsequent events through July 28, 2017, which is the date the financial statements were available to be issued, and concluded that there are no items requiring adjustment of the financial statements or additional disclosure.

4